Contact:
Stacy A. Kruse
Chief Financial Officer and Treasurer
Wilsons The Leather Experts Inc.
(763) 391-4000
For Immediate Release
Wilsons The Leather Experts Inc. Announces
First Quarter 2008 Operating Results
     MINNEAPOLIS — (BUSINESS WIRE) — May 20, 2008 — Wilsons The Leather Experts Inc. (NASDAQ: WLSN) today announced results for the quarter ended May 3, 2008. Net sales decreased 14.0% to $36.4 million compared to $42.4 million for the same period last year. Sales related to the 163 stores that closed during the first quarter of 2008 are reported as discontinued operations.
     Comparable store sales for the first quarter ended May 3, 2008 decreased 8.8% compared to a decrease of 20.8% in the same period last year.
     Wilsons Leather reported a loss from continuing operations for the 2008 first quarter of $13.4 million, or $0.38 per basic and diluted share. This compares to a loss from continuing operations for the 2007 first quarter of $15.3 million, or $0.39 per basic and diluted share. The 2008 first quarter loss from discontinued operations was $9.0 million, or $0.22 per basic and diluted share, and includes a charge for future estimated lease obligations of $5.3 million for the discontinued stores. This compares to a loss from discontinued operations for the 2007 first quarter of $5.9 million, or $0.15 per basic and diluted share. Net loss available to common shareholders for the 2008 first quarter was $23.7 million, or $0.60 per basic and diluted share, and includes a preferred stock dividend of $1.4 million to determine net loss attributable to common shareholders. This compares to a net loss available to common shareholders during the 2007 first quarter of $21.3 million, or $0.54 per basic and diluted share.
     The Company saw some improvement in the performance of its go-forward operations during the quarter. Comparable store sales results improved each month during the quarter and were positive during the month of April. First quarter 2008 comparable store sales results for malls were down 27.1%, outlets were down 1.4%, men’s was down 21.7%, women’s was down 27.1% and accessories were up 7.8%. Across all channels, handbag comparable store sales results were up 28.1%. The Company believes that the first quarter results indicate that the strategic shift toward a predominantly accessories based assortment is headed in the right direction.

Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

     The Company continues to face many challenges and will need to successfully mitigate these challenges in order to convert its go-forward mall stores into an accessories concept. The Company needs to successfully exit all of the lease obligations in the stores that were recently closed, raise capital and lessen some of the current restrictions in its credit agreement.
About Wilsons Leather
Wilsons Leather is a leading specialty retailer of leather outerwear, accessories and apparel in the United States.
Except for historical information, matters discussed in this press release are forward-looking statements that involve risks and uncertainties, and actual results may be materially different. Such statements are based on information available to management as of the time of such statements and include statements related to future comparable store sales results, business strategies, changes to merchandise mix, and future sales results. Factors that could cause actual results to differ include: our ability to obtain necessary funding during the second quarter of 2008, which may also require an amendment to our credit facilities; potential delisting of our common stock if we are unable to satisfy the Nasdaq listing requirements; our ability to exit store leases for the 158 liquidation stores on terms acceptable to us and our lender; our ability to utilize our tax net operating loss carryforwards; our ability to expand our accessories business and acquire suitable accessories brands; risks associated with our ability to strengthen our existing store base and develop our accessories concept; continued declines in comparable store sales; dependence on our key suppliers to implement our designer brand merchandise strategy; changes in customer shopping patterns; the potential for additional impairment losses if our operating performance does not improve; competition in our markets; uncertainty in general economic conditions; unseasonably warm weather; our ability to effectively respond to changes in fashion trends and consumer demands; decreased availability and increased cost of leather; risks associated with foreign sourcing and international business; seasonality of our business; the public sale into the market of common stock issued pursuant to options granted under our employee benefit plans or shares issued in our 2004 equity financing or issuable upon exercise of warrants delivered in connection with our 2004 equity financing, as well as shares issuable upon conversion and exercise of the preferred stock and warrants issued in connection with the financing that was completed on June 15, 2007; risks associated with estimates made by management based on our critical accounting policies; changes to financial accounting standards that may affect our results of operations; loss of key members of our senior management team; concentration of ownership of our common stock; volatility of the market price of our common stock; reliance on third parties for upgrading and maintaining our management information systems; war, acts of terrorism or the threat of either; and interruption in the operation of our corporate offices and distribution center.
The information included in this press release is operative as of this date only. Wilsons Leather does not undertake any obligation to update its forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. In order to ensure that all investors continue to have equal access to the same information, Wilsons Leather will refrain from updating forward-looking statements made in this press release unless it does so through means designed to provide broad distribution of the information to the public.
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Wilsons Leather
7401 Boone Avenue North
Brooklyn Park, Minnesota 55428
763.391.4000
www.wilsonsleather.com

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	May 3,	February 2,	May 5,
	2008	2008	2007
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,313	$7,362	$9,469
Accounts receivable, net	2,750	3,462	2,344
Inventories	33,777	58,307	62,463
Prepaid expenses	3,007	6,821	6,169
Income taxes receivable	208	141	590

TOTAL CURRENT ASSETS	49,055	76,093	81,035

Property and equipment, net	14,789	13,681	38,249
Other assets, net	885	815	1,180

TOTAL ASSETS	$64,729	$90,589	$120,464

LIABILITIES, PREFERRED STOCK AND COMMON SHAREHOLDERS’ EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$9,037	$16,288	$12,361
Accrued expenses	11,472	12,718	12,423
Deferred income taxes	430	723	220
Current liabilities of discontinued operations	8,918	—	—

TOTAL CURRENT LIABILITIES	29,857	29,729	25,004

Long-term debt	—	—	20,000
Income taxes payable	1,398	1,367	1,451
Other long-term liabilities	11,962	15,441	16,418

TOTAL LIABILITIES	43,217	46,537	62,873

Preferred stock	40,232	39,033	—
Total common shareholders’ equity (deficit)	(18,720)	5,019	57,591

TOTAL LIABILITIES, PREFERRED STOCK AND COMMON SHAREHOLDERS’ EQUITY (DEFICIT)	$64,729	$90,589	$120,464

Note: The Company’s inventories are determined by the retail method on the last-in, first-out (“LIFO”) basis. The difference in inventories between the LIFO method and the first-in, first-out method was not material as of May 3, 2008, February 2, 2008 or May 5, 2007.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	For the three months ended
	May 3,	May 5,
	2008	2007
NET SALES	$36,435	$42,364
Cost of goods sold, buying and occupancy costs	31,464	36,205

GROSS MARGIN	4,971	6,159

Selling, general and administrative expenses	17,155	19,060
Depreciation and amortization	1,026	2,066

OPERATING LOSS	(13,210)	(14,967)
Interest expense, net	171	431

LOSS FROM CONTINUING OPERATIONS BEFORE INCOME TAX PROVISION (BENEFIT)	(13,381)	(15,398)
Income tax provision (benefit)	23	(73)

LOSS FROM CONTINUING OPERATIONS	(13,404)	(15,325)
Loss from discontinued operations, net of income tax benefit	(8,960)	(5,940)

NET LOSS	(22,364)	(21,265)
Preferred stock paid-in-kind dividends	1,373	—

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(23,737)	$(21,265)

LOSS PER COMMON SHARE — BASIC AND DILUTED:
Loss from continuing operations	$(0.38)	$(0.39)
Loss from discontinued operations	(0.22)	(0.15)

Net loss	$(0.60)	$(0.54)

Weighted average common shares outstanding — basic and diluted	39,350	39,212